EXHIBIT 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Mel Scott	Norma Dunn
713-570-4553	713-830-8883
scottm@calpine.com	norma.dunn@calpine.com

Calpine Emerges From Chapter 11

Emerges as a Stronger, More Competitive Power Company Poised for Growth

(SAN JOSE, Calif. and HOUSTON, Texas) Jan. 31, 2008 – Calpine Corporation (Pink Sheets: CPNLQ / NYSE: CPN) announced today that it has successfully emerged from Chapter 11 bankruptcy protection. The company officially concluded its Chapter 11 reorganization after meeting all statutory requirements of the company’s Sixth Amended Joint Plan of Reorganization, including successfully closing its $7.3 billion exit financing facility that includes a one-year, $300 million bridge facility that is expected to be paid by the end of the first quarter. Calpine’s Plan was confirmed by the United States Bankruptcy Court for the Southern District of New York in an order entered on December 19, 2007.

Calpine’s stock is expected to begin “regular way” trading on the New York Stock Exchange on or about February 5, 2008 under the ticker symbol CPN.

“This is a wonderful day for all of us at the new Calpine,” said Robert P. May, Calpine’s Chief Executive Officer. “We are very proud of what we have been able to accomplish over the past two years. Calpine is now a stronger, more competitive power company poised for growth in the energy industry. We are well positioned for future success, with a healthy balance sheet and a $7.3 billion exit financing facility. On behalf of the Board and management team, we would like to thank the nearly 2,200 Calpine employees for their hard work, perseverance and dedication over the past two years. We’d also like to thank our customers, business partners and the communities we serve for their support throughout this process.”

Gregory L. Doody, Calpine’s General Counsel, who has also served as the company’s Chief Restructuring Officer, said, “Calpine’s restructuring was truly remarkable. In just over two years Calpine dramatically improved its capital structure, reducing approximately $7.2 billion in debt while generating a significant recovery for our creditors as a whole. In addition, we enhanced and streamlined our core power generation business. Together, these financial and operating improvements have laid a strong foundation for the future success of Calpine, its stakeholders, customers and employees.”

The Court approved Calpine’s new nine-member Board of Directors, on November, 20, 2007. The Directors are:

•	William J. Patterson – Chairman of the Board.
•	Frank Cassidy – Member, Compensation Committee.
•	Kenneth Derr – Chair, Compensation Committee.
•	Robert C. Hinckley – Member, Audit Committee and Member, Nominating and Governance Committee.

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Calpine Emerges From Chapter 11

Jan. 31, 2008

•	Robert P. May – Chief Executive Officer
•	David Merritt – Chair, Audit Committee.
•	W. Benjamin Moreland – Member, Audit Committee.
•	Denise M. O’Leary – Chair, Nominating and Governance Committee.
•	J. Stuart Ryan – Member, Compensation Committee.

Under the Plan, Calpine intends to issue a total of 485 million shares of reorganized Calpine common stock to holders of allowed claims. The reorganized Calpine common stock will trade on the New York Stock Exchange under the ticker symbol CPN. Calpine anticipates that it will make initial distributions under the Plan to holders of allowed claims and interests on or before February 10, 2008. In addition to the 485 million shares, Calpine will reserve 15 million shares for distribution pursuant to the terms of Calpine’s Management and Director Equity Incentive Programs, which will be implemented pursuant to the terms of the Plan.

In its first distribution, Calpine currently anticipates distributing on account of allowed unsecured claims approximately 423 million shares of reorganized Calpine common stock, each with an imputed value of $17.36 based upon a $8.7 billion reorganized equity value and the face value of the exit financing.

Calpine currently estimates in connection with its first distribution that: (1) general unsecured creditors will receive approximately 84.8 percent of their allowed claims for principal and pre-petition interest; (2) holders of the 7.625 percent Senior Notes Due 2006, 7.75 percent Senior Notes Due 2009, 7.875 percent Senior Notes Due 2008, 8.75 percent Senior Notes Due 2007, and 10.5 percent Senior Notes Due 2006 (the “Senior Notes”) will receive approximately 100.0 percent of their allowed claims for principal and pre-petition interest; and (3) holders of the 7.75 percent Contingent Convertible Notes Due 2015 (the “Subordinated Notes”) will receive approximately 42.0 percent of their allowed claims for principal and pre-petition interest.

In connection with its first distribution, Calpine also intends to set aside 62 million shares of reorganized Calpine common stock on account of disputed unsecured claims. As claims are resolved, Calpine will make further distributions of reorganized Calpine common stock on a periodic basis in accordance with the terms of the Plan. Based upon the $18.95 billion total enterprise value of Calpine set forth in the Plan and Calpine’s current litigation-risk assessment of allowed claims, Calpine currently estimates that: (1) general unsecured creditors will ultimately recover approximately 99.9 percent of their allowed claims for principal and pre-petition interest; (2) holders of the Senior Notes will ultimately recover approximately 100.0 percent of their allowed claims for principal and pre-petition interest; and (3) holders of the Subordinated Notes will ultimately recover approximately 75.0 percent of their allowed claims for principal and pre-petition interest.

In accordance with the Plan, post-petition interest on the Senior Notes and certain related claims will be held in escrow pending the resolution of the Intercreditor Subordination Dispute between the holders of the Senior Notes and holders of the Subordinated Notes described in detail in the Plan. The recoveries for the holders of the Senior Notes and holders of the Subordinated Notes under the Plan depend, in part, on the resolution of the Intercreditor Subordination Dispute. Calpine’s estimates regarding the ultimate recoveries under the Plan for the holders of the Subordinated Notes set forth above assume that the holders of the Senior Notes will prevail in the Intercreditor Subordination Dispute, although Calpine currently has not yet taken any position with respect to such dispute.

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Calpine Emerges From Chapter 11

Jan. 31, 2008

As part of the Plan, Calpine’s old common stock will be cancelled and holders of the old common stock will receive warrants to purchase new Calpine common stock. These warrants will be for an aggregate of approximately 48.5 million shares of new Calpine common stock and will have an exercise price of $23.88 per share. Cashless exercises will not be permitted. The warrants will expire on August 25, 2008. The warrants will be distributed to the holders of the old Calpine common stock pro rata based on the number of shares of old Calpine common stock held at the time of cancellation. Fractional warrants will not be issued.

Calpine Board of Directors:

Frank Cassidy. Prior to his retirement in 2007, Mr. Cassidy was employed at Public Service Enterprise Group, Inc., an energy and energy services company headquartered in New Jersey, since 1969. From 1999-2007, Mr. Cassidy served as President and Chief Operating Officer of PSEG Power LLC, the wholesale energy subsidiary of PSEG, which includes PSEG Nuclear, PSEG Fossil and PSEG Energy Resources & Trade. From 1996-1999, Mr. Cassidy was President and Chief Executive Officer of PSEG Energy Technologies, Inc. Prior to such time, Mr. Cassidy held various positions of increasing responsibility at the Public Service Electric and Gas Company. Mr. Cassidy earned an M.B.A. from Rutgers University in 1974 and has an electrical engineering degree from the New Jersey Institute of Technology. He serves on the Compensation Committee.

Kenneth Derr. Mr. Derr formerly served as Calpine’s Chairman of the Board and has been an independent Calpine director since May 2001. In addition, Mr. Derr served as Acting CEO prior to the tenure of current CEO Robert P. May. He retired as the Chairman and Chief Executive Officer of Chevron Corporation in 1999, a position that he held since 1989, after a 39-year career with the company. Mr. Derr obtained a Master of Business Administration degree from Cornell University in 1960 and a Bachelor of Mechanical Engineering from Cornell University in 1959. In addition, he serves as a director of Citigroup, Inc. and Halliburton Co. Mr. Derr is chair of the Compensation Committee.

Robert C. Hinckley. Mr. Hinckley previously served as Vice President, Strategic Plans and Programs, General Counsel and Secretary, and Chief Operating Officer for Xilinx, Inc., a supplier of programmable logic solutions in San Jose, CA. From 1988 to 1990, Mr. Hinckley was Senior Vice President and Chief Financial Officer of Spectra Physics, Inc., a supplier of laser products. Mr. Hinckley serves on the boards of directors of several private companies and holds a B.S. in engineering from the U.S. Naval Academy and a J.D. from Tulane University Law School. He serves on the Audit Committee and the Nominating and Governance Committee.

Robert P. May. Mr. May joined Calpine as CEO in December 2005. Over the past 30 years Mr. May has served in various senior management and executive positions, including non-executive Chairman of the Board of HealthSouth from July 2004 to October 2005, and as interim President and CEO of Charter Communications, January 2005 to August 2005. From March 2003 to May 2004, he served as HealthSouth’s interim CEO, and as interim President of its outpatient and diagnostic division, from August 2003 to January 2004. At Cablevision Systems Corp., where Mr. May was COO and a Director from 1996 to 1998, he was part of an executive team that helped transition the company through new operating strategies and the use of new technologies. He also serves as a member of Charter Communications’ Board of Directors and Deutsche Bank Americas’ Advisory Board.

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Calpine Emerges From Chapter 11

Jan. 31, 2008

David Merritt. Since October 2007 Mr. Merritt has served as Senior Vice President and Chief Financial Officer at iCRETE LLC, a technology company in the building materials industry. He served as Managing Director of Salem Partners, LLC, an investment-banking firm, from October 2003 until September 2007. He has been on the boards of Charter Communications and Outdoor Channel Holdings, Inc. since 2003. He also served as a director of Laser-Pacific Media Corporation from January 2001 through October 2003, and served as chairman of its audit committee. He was with KPMG LLP for 24 years, serving in a variety of capacities during his years with the firm, including 14 years as a partner. Mr. Merritt earned a Bachelor of Science degree in business and accounting from California State University—Northridge. Mr. Merritt is chair of the Audit Committee.

W. Benjamin Moreland. Mr. Moreland has served as Executive Vice President and Chief Financial Officer of Crown Castle International Corporation, which provides broadcast, data and wireless communications infrastructure services in Australia, Puerto Rico, and the U.S. and has served in other senior executive roles at Crown Castle since starting there in 1999. From 1984 to 1999, Mr. Moreland was employed by Chase Manhattan Bank, serving in various roles of increasing responsibility in corporate finance and real estate investment banking. Mr. Moreland earned an M.B.A. from the University of Houston in 1988 and has a finance degree from the University of Texas, Austin. Mr. Moreland was appointed to the board of directors of Crown Castle International Corporation in 2006. He serves on the Audit Committee.

Denise M. O’Leary. Since 1996, Ms. O’Leary has been a private venture capital investor in Woodside, California. From 1983 to 1996, Ms. O’Leary was an associate, then general partner, at Menlo Ventures, a venture capital firm that provides long-term capital and management services primarily to development-stage companies in such industries as Internet infrastructure, semiconductors, software, financial services, and computer hardware. Prior to 1983, Ms. O’Leary held various positions of increasing responsibility in manufacturing engineering and management positions at Spectra Physics, Inc. Ms. O’Leary earned an M.B.A. from Harvard Business School in 1983 and has an industrial engineering degree from Stanford University. She is also a director at Medtronic, Inc. and US Airways Group, Inc. She serves as chair of the Nominating and Governance Committee

William J. Patterson. Mr. Patterson is a managing director of SPO Partners & Co., a private investment partnership that he joined in 1989. SPO may initially hold more than 10 percent of the Company’s common stock and may be considered an affiliate of the Company. From 1985 to 1987, Mr. Patterson was a financial analyst at Goldman, Sachs & Co., where he was involved in structuring and arranging financing for leveraged buyouts and in privately placing debt and equity securities. He also served as a director of Plum Creek Timber Company, the largest private timberland owner in the United States, from December 1992 to May 2003. Mr. Patterson earned his M.B.A. in 1989 from the Stanford Graduate School of Business and received his A.B. from Harvard College in 1984. He is Board Chair of the California Academy of Sciences, Chair of the Investment Committee of the Marin Community Foundation, Vice Chair of the Stanford Business School Trust and a former trustee and board president of the Bay Area Discovery Museum. Mr. Patterson is also a Henry Crown Fellow of the Aspen Institute. In addition to serving as Chairman of the Board, he is a member of the Nominating and Governance Committee.

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Calpine Emerges From Chapter 11

Jan. 31, 2008

J. Stuart Ryan. Mr. Ryan has been the owner and President of Rydout LLC, an investment firm focused on the energy sector, since February 2003. He also has been a venture partner with SPO Partners & Co., a private investment partnership, since 2003. SPO may initially hold more than 10 percent of the Company’s common stock and may be considered an affiliate of the Company. From 1986 through 2003, Mr. Ryan held various management positions with The AES Corporation, a global power company, including Executive Vice President from February 2000 and Chief Operating Officer from February 2002. He also served as Chairman of the Board of Directors of Indianapolis Power & Light, and as a director of AES Gener, a publicly listed company in Chile. Mr. Ryan is a graduate of the Harvard Business School and has a Chemical Engineering degree from Lehigh University. He currently serves on Lehigh’s Global Council and is Chairman of its Asa Packer Society and is also a director of O&M Solutions, a company based in Mauritius that provides technical services to companies developing, constructing and operating power plants in Asia, the Middle East and Africa. He serves on the Compensation Committee.

Calpine Corporation is helping meet the needs of an economy that demands more and cleaner sources of electricity. Founded in 1984, Calpine is a major U.S. power company, currently capable of delivering nearly 24,000 megawatts of clean, cost-effective, reliable, and fuel-efficient electricity to customers and communities in 18 states in the U.S. The company owns, leases, and operates low-carbon, natural gas-fired, and renewable geothermal power plants. Using advanced technologies, Calpine generates electricity in a reliable and environmentally responsible manner for the customers and communities it serves. Please visit http://www.calpine.com for more information.

Forward Looking Statement

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the ability to successfully implement Calpine’s Plan of Reorganization as confirmed; (ii) our ability to implement our business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of our results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) our ability to manage liquidity needs and comply with covenants related to our existing financing obligations and anticipated exit financing; (vii) the direct or indirect effects on our business of our impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of our power purchase agreements and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of our geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) our ability to attract, retain and motivate key employees; (xiv) our ability to attract and retain customers and contract counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified from time-to-time in Calpine’s reports and registration statements filed with the SEC, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements and Calpine undertakes no obligation to update any such statements. Unless specified otherwise, all information set forth in this release is as of today’s date and Calpine undertakes

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Calpine Emerges From Chapter 11

Jan. 31, 2008

no duty to update this information. For additional information about Calpine’s chapter 11 reorganization or general business operations, please refer to Calpine’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Calpine’s Quarterly Reports on Form 10-Q, and any other recent Calpine report to the Securities and Exchange Commission. These filings are available by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or Calpine’s website at http://www.calpine.com.

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